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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 27, 2005

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California State of Incorporation	001-12531 Commission File Number	77-0338561 IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Section 7—Regulation FD

Item 7.01—Regulation FD Disclosure

        On May 27, 2005, Boris Rubizhevsky, Senior Vice President of Isonics Corporation, was interviewed by SmallcapInsights.com. The following is a transcript of the interview that was published at www.smallcapinsights.com:

  The following interview of Isonics Corporation may contain forward-looking statements regarding the company. Forward-looking statements describe plans or objectives for future operations, proposed products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Forward-looking statements discuss future events or conditions and not historical facts. You are cautioned not to rely unduly on forward looking statements. They give the company's expectations about the future and are not guarantees or predictions of future events, conditions or results. Forward looking statements speak only as of the date they are made, and the company does not undertake to update them to reflect changes that occur after that date. Additional information concerning factors that could cause actual results to differ from those in the forward looking statements are set forth in the company's most recent filings with the Securities and Exchange Commission, including its Form 10-K, Form 10-Qs and Form 8-Ks.

  Hello, this is Astra Gomez for Homeland Insights, the online source for expert information on high-growth investing in the multi-billion dollar Homeland Security markets.

  In today's edition, I'll be talking with Boris Rubizhevsky, Senior Vice President of Isonics Corporation. Isonics is a world leader in isotopically engineered materials and is developing neutron-based detection technologies for the Homeland Security Industries. Welcome Boris.

Thank You.

  1.
  Boris, Can you give us a brief overview of the Isonics Homeland Security And Defense Division and its role in the Isonics Business Plan?

A few years ago, Isonics began leveraging its expertise in areas of isotope technology to develop advanced products that could be of use in the homeland security marketplace. Then last year, the Company's Board of Directors formally recognized the importance of our work and of the potential for Isonics to make a significant difference in this marketplace. So the Board mandated that management build a multi-dimensional Homeland Security business that would continue to grow through internal product development as well as by acquiring profitable businesses and important next-generation technologies. More recently, in February, we closed a $22 million convertible debt financing, with at least half of the proceeds be used to accelerate development and growth of the Homeland Security and Defense division through acquisitions of profitable or promising companies.

  2.
  How will Isonics' recently announced acquisition of Protection Plus Security Consultants impact Isonics' capabilities, revenue and reach in the homeland security space?

The acquisition of Protection Plus Security Consultants is really one of the first important successful steps to expand the Isonics Homeland Security and Defense division. Protection Plus not only brings the Company an estimated $13 million in unaudited annual revenue, but it also brings us a ready-made marketing and sales force that has extensive success and experience in the security business. So the officers and employees of Protection Plus will bring a whole new dimension of human expertise, in commercial and government and law enforcement areas. Also—and this is very important—has established professional relationships in the security industry.

  3.
  Isonics recently executed a Letter of Intent to acquire IUT-Berlin? What benefits will that provide to Isonics?

Well, IUT has been a longtime technology and business partner of ours. We've actually been a minority owner of IUT since 1998, and we've been working with them to develop the NeutroTest explosive detection device, which uses neutron-based scanning technology to detect the presence of concealed explosives. IUT is developing other neutron-based advanced products and detection technologies that are potentially important for the Homeland Security industry. It makes a lot of sense for Isonics to acquire IUT to implement this part of our growth strategy.

  4.
  What are some milestones over the next year that investors should watch for in the Isonics homeland security division?

Obviously, we are striving to continue executing our strategic plan to build the company through acquisitions. We're in the due-diligence process with IUT acquisition now. We're also working to start rolling out products based on our technologies, and new product initiatives, so of course those will be very significant milestones as well, we believe.

  5.
  We'll certainly be on the lookout for those. Any closing comments for us about the future of Isonics' initiatives in the Homeland Security space?

I mainly want to stress that we believe we've got a very powerful and comprehensive strategy to continue to position Isonics for high growth in the Homeland Security sector. As has been amply demonstrated, the homeland security industry has been growing quite strongly in the last few years. Isonics is the kind of innovator that can develop the technology solutions that are needed around the world by first-responders and other security organizations. So we think Isonics is in place to grow along with this entire global industry.

  Great. Well Boris, thank you for taking the time to talk with us on this exclusive interview with HomelandInsights.com.

You're welcome. Thank You.

  This has been a conversation with Boris Rubizhevsky, Senior Vice President of Isonics Corporation. in an edition of the Smallcap Insights Interview Series. Please check back with us again for more interviews with officers of high-growth public companies and other investment commentators.

  HomelandInsights.com is owned by Trilogy Capital Partners. Trilogy provides investor relations and other services to public companies. Some companies that are presented by HomelandInsights.com may be clients of Trilogy Capital Partners. Trilogy Capital Partners receives compensation from its clients for its services, which compensation may include equity securities. Trilogy and its affiliates may also separately own securities of these companies. For additional information about compensation arrangements between Trilogy and these companies, please visit Homelandinsights.com or trilogy- capital.com.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of May 2005.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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SIGNATURES